PEDEVCO CORP.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	June 27, 2014
	TIME:	11:00 A.M. local time
	LOCATION:	At The University Club, 9th Floor, 1 West 54th Street, New York, New York 10019 (corner of Fifth Avenue and 54th Street)

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/PED and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/PED

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, before June 13, 2014.

you may enter your voting instructions at https://www.iproxydirect.com/PED until 11:59 pm eastern time June 26, 2014.

The purposes of this meeting are as follows:
1.
1. To elect three directors to the Board of Directors (the “Board”) each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal.

2. To approve an amendment to the Company’s 2012 Equity Incentive Plan, to increase by 5,000,000 the number of shares of common stock reserved for issuance under the plan.

3. To ratify the appointment of GBH CPAs, PC, as the Company’s independent auditors for the fiscal year ending December 31, 2014.

4. To consider a non-binding advisory vote on compensation of our named executive officers.

5. To consider a non-binding advisory vote on the frequency of the advisory vote on compensation of our named executive officers.

6. To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting for a quorum or to approve any of the proposals above.

7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.
The board of directors has fixed the close of business on April 28, 2014 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note – This is not a Proxy Card - you cannot vote by returning this card

Pedevco Corp. SHAREHOLDER SERVICES 500 Perimeter Park Drive Suite D Morrisville NC 27560	FIRST-CLASS MAIL US POSTAGE PAID CARY NC PERMIT # 869

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT